Exhibit 10.1

SPONSOR LETTER AGREEMENT

This Sponsor Letter Agreement (this “Agreement”) is dated as of April 16, 2026, by and among Viking Acquisition Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”), Viking Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), and NorthStar Earth and Space Inc., a corporation existing under the Canadian Business Corporations Act (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, Viking NS Amalgamation Corp., a corporation existing under the Canadian Business Corporations Act (“NewCo”), and the Company entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, as of the date hereof, the Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) (together with the rules and regulations promulgated thereunder, the “Exchange Act”) of and is entitled to dispose of and vote the number of SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares as set forth on Schedule I (the “Owned Shares”, and the Owned Shares together with any additional SPAC Class A Ordinary Shares (or any securities convertible into or exercisable or exchangeable for SPAC Class A Ordinary Shares) and any additional SPAC Class B Ordinary Shares (or any securities convertible into or exercisable or exchangeable for SPAC Class B Ordinary Shares) in which the Sponsor acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as an inducement to the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.
COVENANTS

Section 1.1 Voting Agreements.

(a) At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, the Sponsor shall (i) appear at each such meeting or otherwise cause all of its Covered Shares entitled to vote that the Sponsor holds of record or beneficially, as of the date hereof, or acquires record or beneficial ownership of after the date hereof (collectively, the “Subject SPAC Shares”) to be counted as present thereat for purposes of calculating a quorum, (ii) not redeem any Subject SPAC Shares in connection with such meeting and (iii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Subject SPAC Shares:

(i) in favor of each Transaction Proposal;

(ii) in favor of any proposal to adjourn a meeting at which there is a proposal for shareholders of SPAC to approve and adopt the Transaction Proposals to a later date if there are not sufficient votes to approve and adopt the Transaction Proposals, or if there are not sufficient shares present in person or represented by proxy at such meeting to constitute a quorum; and

(iii) against any proposal (A) in opposition to approval of the Business Combination Agreement, (B) inconsistent with the Business Combination Agreement or the Transactions, (C) relating to any Transaction Proposal or (D) relating to any other action or business before such meeting that (1) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement, or (2) would result in the failure of any condition set forth in Article 7 of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement.

(b) The obligations of the Sponsor specified in this Section 1.1 shall apply whether or not the Business Combination or any action described above is recommended by the SPAC Board.

Section 1.2 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement, arrangement or understanding, including any voting trust, proxy or power of attorney, that would restrict, limit or interfere with the performance of its obligations hereunder, including with respect to any of the Covered Shares.

Section 1.3 Sponsor Economics.

(a) At the Closing, the Sponsor shall transfer, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), an aggregate of 3,000,000 SPAC Class B Common Shares to the PIPE Investors, proportionally to their investment in the PIPE Financing.

(b) At the Closing, as consideration for the transfer set forth in clause (a) above, SPAC shall issue an aggregate of 500,000 SPAC Common Shares to the Sponsor.

(c) Sponsor agrees that any SPAC Excluded Expenses shall be paid from the capital of SPAC and the Amalgamated Company only to the extent there is cash remaining in the Trust Account after giving effect to the SPAC Redemption and the payment of transaction expenses (other than SPAC Excluded Expenses) in accordance with Section 8.03(b) of the Business Combination Agreement, and that any SPAC Excluded Expenses not payable from the capital of SPAC and the Amalgamated Company in accordance with Section 8.03(b) of the Business Combination Agreement shall be borne by Sponsor.

(d) Upon any issuance of Earnout Shares pursuant to Section 2.10 of the Business Combination Agreement, Sponsor shall be entitled to 10% of the Earnout Shares so issued; provided, however, that notwithstanding anything to the contrary in this Agreement or the Business Combination Agreement, no Earnout Shares shall be issued to Sponsor unless the VWAP of SPAC Common Shares over any 20 consecutive trading day period within the 30 consecutive trading days beginning on the trading day immediately following the publication of the SPAC’s Form 20-F or Form 6-K that evidences the satisfaction of the applicable Earnout Target, is greater than or equal to $10.00.

(e) For purposes of this Agreement, “VWAP” means, with respect to a specified security as of a specified date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

(f) This Section 1.3 shall be void and of no force and effect if the Business Combination Agreement shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

Article II.
SPONSOR REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(a) The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, its Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Sponsor does not own beneficially or of record any shares of capital stock of SPAC (or any securities convertible into shares of capital stock of SPAC).

(b) The Sponsor is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of organization.

(c) The Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder.

(d) The execution and delivery of this Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Sponsor, to the extent applicable.

(e) This Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

(f) The Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

Article III.
MISCELLANEOUS

Section 3.1 No Redemption and Waiver of Anti-Dilution. The Sponsor irrevocably and unconditionally agrees and acknowledges that, in connection with the transactions contemplated by the Business Combination Agreement, the Sponsor shall not seek redemption of, shall not elect redemption of or cause to be redeemed any of its SPAC Class A Ordinary Shares. The Sponsor, solely in connection with and only for the purpose of the Transactions, hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to any of its SPAC Class B Ordinary Shares. This Section 3.1 shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

Section 3.2 No Transfers. The Sponsor hereby agrees not to, directly or indirectly, prior to the termination of this Agreement in accordance with Section 3.4 hereof, except pursuant to the consummation of the SPAC Continuation or pursuant to Section 1.3 hereof, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Sponsor’s Covered Shares, or (b) take any action that would make any representation or warranty of the Sponsor contained herein untrue or incorrect or have the effect of preventing or materially delaying the Sponsor from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to SPAC and the Company, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement in respect of the Sponsor’s Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 3.2 shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 3.2 with respect to the Sponsor’s Covered Shares shall be null and void. This Section 3.2 shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

Section 3.3 Authorization; No Breach. Each of SPAC and the Company (each making these representations and warranties separately) (a) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Law of the jurisdiction of its organization and (b) has all requisite corporate or limited liability company power, as applicable, without violating any agreement to which it is bound, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of SPAC and the Company (each making these representations and warranties separately) has been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

Section 3.4 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Closing, (b) the termination of the Business Combination Agreement in accordance with Article 8 thereof and (c) the liquidation of SPAC. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.5 Governing Law; Venue. This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the State of New York without regard to its conflict of laws principles that would apply the laws of any other jurisdiction. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the state or federal courts of the State of New York in respect of all matters arising under and in relation to this Agreement.

Section 3.6 WAIVER OF JURY TRIAL. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.6.

Section 3.7 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No Party shall assign, grant or otherwise transfer the benefit of the whole or any part of this Agreement or any of the rights hereunder (whether pursuant to a merger, by operation of law or otherwise) to any Person (other than another Party by operation of law pursuant to the Amalgamation) without the prior express written consent of the other Parties.

Section 3.8 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Transactions) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.9 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Sponsor and the Company.

Section 3.10 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 3.11 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.11):

If to SPAC or the Sponsor:

Viking Acquisition Corp. I

Viking Acquisition Sponsor I, LLC

900 Third Avenue, 18th Floor

New York, NY 10022

Attention: ***

Email: ***

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

901 15th Street NW, Suite 1200

Washington, DC 20005

Attention: ***

Email: ***

If to the Company:

NorthStar Earth and Space Inc.

384 Rue Saint-Jacques #300

Montreal, Quebec H2Y 1S1

Attention: ***

Email: ***

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: ***

Email: ***

Section 3.12 Counterparts. This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.13 Entire Agreement. This Agreement and the agreements referenced herein and referenced in the Business Combination Agreement (to the extent applicable) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

IN WITNESS WHEREOF, the Sponsor, SPAC and the Company have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

SPONSOR:

VIKING ACQUISITION SPONSOR I, LLC

By:	/s/ Håkan Wohlin
	Name:	Håkan Wohlin
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

SPAC:

VIKING ACQUISITION CORP. I

By:	/s/ Håkan Wohlin
	Name:	Håkan Wohlin
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

COMPANY:

NORTHSTAR EARTH AND SPACE Inc.

By:	/s/ Stewart Bain
	Name:	Stewart Bain
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]